Exhibit 10.7
DemandTec Inc.
50 First Street, Suite 307; San Francisco, CA 94105
July 20, 2001
Mark Culhane
Dear Mark:
     DemandTec, Inc. (the “Company”) is pleased to offer you employment on the following terms:
     1. Position. The Company will employ you in a full-time position. Your initial title will be Executive Vice President and Chief Financial Officer, and you will initially report to me. By signing this letter agreement, you confirm to the Company that you have no contractual commitments or other legal obligations that would prohibit you from performing your duties for the Company.
     2. Cash Compensation. The Company will pay you a starting salary at the rate of $200,000 per year, payable in accordance with the Company’s standard payroll schedule. In addition, you will be paid a signing bonus of $50,000 less applicable withholdings at the first payroll date following your commencement of employment. For purposes of any merit increases to your base salary after your first year of employment, we will treat you as having a base salary $250,000.
     3. Employee Benefits. AS a regular employee of the Company, you will be eligible to participate in a number of Company-sponsored benefits. In addition, you will be entitled to paid vacation in accordance with the Company’s vacation policy, as in effect from time to time. In addition, the Company shall reimburse you for the business related expenses of maintaining a cell phone, home fax and home internet connection upon presentation of appropriate supporting documentation, all in accordance with the Company’s generally applicable policies.
     4. Stock Options. Subject to the approval of the Company’s Board of Directors, you will be granted an option to purchase 385,000 shares of the Company’s Common Stock, which represents 1.73% of the currently outstanding capital stock of the Company on a fully diluted basis. The exercise price per share will be equal to the fair market value per share on the date the option is granted or on your first day of employment, whichever is later. The option will be subject to the terms and conditions applicable to options granted under the Company’s 1999 Equity Incentive Plan (the “Plan”), as described in the Plan and the applicable Stock Option Agreement. The option will be immediately exercisable, but the purchased shares

Mark Culhane
July 20, 2001

will be subject to repurchase by the Company at the exercise price in the event that your service terminates for any reason before you vest in the shares. You will vest in 1/8th of the option shares after six months of continuous service, and the balance will vest in equal monthly installments of 1/48th over the next 42 months of continuous service, as described in the applicable Stock Option Agreement.
     If the Company is subject to a Change in Control (as defined in the Plan) and you are subject to a Constructive Termination within 12 months after that Change in Control, then you will be vested in an additional number of your then unvested option shares as of the date of your termination of employment as set forth in the table below. The percentage of shares accelerated shall be calculated separately for each of your options.

Year in which Change in Control	Percentage of Unvested Shares
Occurs Following Grant Date	Accelerated
Year 1	50%
Year 2	66.66%
Year 3	73%
Year 4	100%
“Constructive Termination” means either (a) that your service is terminated by the Company without Cause or (b) that you resign because (i) you have been assigned to duties which reflect a material adverse change in your authority or responsibility with the Company or any successor, (ii) the annual rate of your base salary was reduced by the Company, or (iii) the Company has relocated your principal place of work by a distance of 35 miles or more, “Cause” means (a) any breach of the Proprietary Information and Inventions Agreement between you and the Company; (b) conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State or any crime involving moral turpitude; (c) your participation in any fraud against the Company; or (d) your intentional damage to any material property of the Company or other gross misconduct. The foregoing, however, is not an exclusive list of all acts or omissions that the Company may consider as grounds for discharging any person in its service.
     5. Severance Pay. If the Company terminates your employment prior to your completion of 4 years of service for any reason other than Cause or permanent disability, then the Company will continue to pay your base salary for a period of six months following the termination of your employment and you will be vested in an additional number of shares under all of your Company options as if you had been employed for an additional six months. Your base salary will be paid at the rate in effect at the time of the termination of your employment and in accordance with the Company’s standard payroll procedures. If you elect to continue your health insurance coverage under COBRA following the termination of your employment, then the Company will pay your monthly premium under COBRA until the earliest of (a) the close of the six-month period following the termination of your employment, (b) the expiration of your continuation coverage under COBRA or (c) the date when you receive substantially equivalent health insurance coverage in connection with new employment or self-employment. However, this Paragraph 5 will cot apply unless you (a) have executed a general reiease (in a form

Mark Culhane
July 20, 2001

prescribed by the Company) of all known and unknown claims that you may then have against the Company or persons affiliated with the Company and (b) have agreed not to prosecute any legal action or other proceeding based on those claims.
     6. Proprietary Information and Inventions Agreement. Like all Company employees, you will be required, as a condition to your employment with the Company, to sign the Company’s standard Employee Proprietary Information and Inventions Agreement a copy of which is attached hereto as Exhibit. A.
     7. Employment Relationship. Employment with the Company is for no specific period of time. Your employment with the Company will be “at will,” meaning that either you or the Company may terminate your employment at any time and for any reason, with or without cause. Any contrary representations that may have been made to you are superseded by this offer. This is the full and complete agreement between you and the Company on this term. Although your job duties, title, compensation and benefits, as well as the Company’s personnel policies and procedures; may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and the Chief Executive Officer of the Company.
     8. Outside Activities. While you render services to the Company, you agree that you will not engage in any other employment, consulting or other business activity without the written consent of the Company. While you render services to the Company, you also will not assist any person or entity in competing with the Company, in preparing to compete with the Company or in hiring any employees or consultants of the Company.
     9. Withholding Taxes. All forms of compensation referred to in this letter agreement are subject to reduction to reflect applicable withholding and payroll taxes and other deductions required by law.
     10. Entire Agreement. This letter agreement supersedes and replaces any prior understandings or agreements, whether oral or written, between you and the Company regarding the subject matter described in this letter agreement.
* * * * *
     We hope that you find the foregoing terms acceptable. You may indicate your agreement with these terms and accept this offer by signing and dating both the enclosed duplicate original of this letter agreement and the enclosed Employee Proprietary Information and Inventions Agreement and returning them to me. This offer, if not accepted, will expire at the close of business on July ___, 2001. As required by law, your employment with the Company is contingent upon your providing legal proof of your identify and authorization to work in the United States. Your employment is also contingent upon your starting work with the Company on or before August 1, 2001.

Mark Culhane
July 20, 2001

If you have any question, please call me at (415) 995-9845.

Very truly yours,

DemandTec, Inc.

/s/ Dan Fishback

BY: Dan Fishback
Title: President and Chief Executive Officer
I have read and accept this employment offer:

/s/ Mark Culhane

Signature of Mark Culhane
Dated:	7/30/01

Attachment
Exhibit A: Employee Proprietary Information and Inventions Agreement

DemandTec, Inc.
February 11, 2005
Mr. Mark Culhane
Dear Mark:
     We are pleased to inform you that on February 11, 2005, the Board of Directors of DemandTec, Inc. (the “Company”) approved the following provisions for accelerated vesting of your option shares. The following terms apply to all of your options granted or to be granted to you during your employment with the Company, as well as any shares that you may have already purchased under options previously granted to you (collectively, the “Options”).
     1. Accelerated Vesting of Shares. The Company hereby agrees that, in the event that a Change in Control occurs while you remain employed with the Company, then you will vest in that percentage of your then unvested shares under each of the Options determined pursuant to the table below as of the date of the Change in Control and the Company’s repurchase right shall lapse as to a corresponding number of shares purchasable under each such Option. The percentage of shares accelerated shall be calculated separately for each of your options. Any shares remaining unvested under each of the Options after the date of the Change in Control shall vest and the Company’s repurchase right shall lapse in equal monthly installments over the subsequent 12 months. The Company hereby agrees that, in the event that a Change in Control occurs while you remain employed with the Company and you are subject to an Involuntary Termination within 12 months after that Change in Control, then you will vest in all of your shares under each of the Options such that you are then fully vested and the Company’s repurchase right shall lapse as to all such shares.

Year in which Change in
Control Occurs Following	Percentage of Unvested
Grant Date	Shares Accelerated
Year 1	50%
Year 2	66.66%
Year 3	75%
Year 4	100%
     2. Severance. The first sentence in the section entitled “Severance” of your offer letter dated July 20, 2001 (the “Offer Letter”) is hereby amended to read as follows: “If the Company terminates your employment for any reason other than Cause or permanent disability, then the Company will pay you a lump sum severance benefit in an amount equal to your base

Mr. Mark Culhane
February 11, 2005

salary for six months and you will be vested in an additional number of shares under all of your Company options as if you had been employed for an additional six months.” Except as so modified, the Offer Letter shall remain in full force and effect.
     3. Definitions. For all purposes hereunder, the following terms shall be defined as specified below:
          A. “Cause” shall mean (a) any breach of the Proprietary Information and Inventions Agreement between you and the Company; (b) conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State or any crime involving moral turpitude; (c) your participation in any fraud against the Company; or (d) your intentional damage to any material property of the Company or other gross misconduct.
          B. “Change in Control” shall mean (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation, or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise.
          C. “Involuntary Termination” shall mean the termination of your Service by reason of: your involuntary discharge by the Company (or the Parent or Subsidiary employing you) for reasons other than Cause; or your voluntary resignation following the date that (i) you have been assigned to duties which reflect a material adverse change in your authority or responsibility with the Company or any successor, (ii) the annual rate of your base salary was reduced by the Company, or (iii) the Company has relocated your principal place of work by a distance of 35 miles or more.
          D. Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Plan.
     4. Entire Agreement. This Agreement supersedes all prior agreements (whether verbal or written) between you and the Company relating to the subject matter of acceleration of vesting of option shares on an acquisition or other change in control of the Company. This Agreement supplements the Offer Letter with respect to your rights to severance benefits in connection with a termination of employment. Each of the option agreements evidencing Options previously granted to you shall remain in full force and effect except to the extent necessary to give effect to the terms of this Agreement.
     5. Miscellaneous. This Agreement shall be binding upon the Company, its successors and assigns (including, without limitation, the surviving entity or successor party resulting from the Change in Control) and shall be construed and interpreted under the laws of the State of California.

Mr. Mark Culhane
February 11, 2005

          Please indicate your acceptance of the foregoing by signing the enclosed copy of this letter and returning it to the Company.

Very truly yours, Demandtec, Inc.
By:	/s/ Dan Fishback
	Name:	Dan Fishback
	Title:	President & CEO

Accepted and Agreed to:
/s/ Mark Culhane
Mark Culhane
2/11/05
Date

DemandTec, Inc.
One Circle Star Way, Suite 200
San Carlos, CA 94070
December 2, 2005
Mr. Mark Culhane
Dear Mark:
          We are pleased to inform you that on December 2, 2005, the Board of Directors of DemandTec, Inc. (the “Company”) approved the following amendment and restatement of the letter agreement dated February 11, 2005, between you and the Company (the “Prior Agreement”).
          1. General Rule on Accelerated Vesting. Except as provided in Section 2 below, the following terms apply to all of the options granted or to be granted to you during your employment with the Company, as well as any shares that you may have already purchased under options previously granted to you (collectively, the “Options”). The Company hereby agrees that, in the event that a Change in Control occurs while you remain employed with the Company, then you will vest in that percentage of your then unvested shares under each of the Options determined pursuant to the table below as of the date of the Change in Control and the Company’s repurchase right shall lapse as to a corresponding number of shares purchasable under each such Option. The percentage of shares accelerated shall be calculated separately for each of your options. Any shares remaining unvested under each of the Options after the date of the Change in Control shall vest and the Company’s repurchase right shall lapse in equal monthly installments over the subsequent 12 months. The Company hereby agrees that, in the event that a Change in Control occurs while you remain employed with the Company and you are subject to an Involuntary Termination within 12 months after that Change in Control, then you will vest in all of your shares under each of the Options such that you are then fully vested and the Company’s repurchase right shall lapse as to all such shares.

Year in which Change in
Control Occurs Following	Percentage of Unvested
Grant Date	Shares Accelerated
Year 1	50%
Year 2	66.66%
Year 3	75%
Year 4	100%
     2. Special Rule for December 2, 2005 Option. Section 1 above will apply to the option granted to you on December 2, 2005 (the “2005 Option”), except as provided in this Section 2. If the Company, within 60 days after December 1, 2005, receives a bona fide

Mr. Mark Culhane
December 2, 2005

term sheet with respect to the acquisition (by merger, consolidation or otherwise) of the Company and such term sheet results in a Change in Control while you remain employed with the Company, then you will vest in 25% of the then unvested shares subject to the 2005 Option as of the date of such Change in Control and the Company’s repurchase right will lapse as to a corresponding number of shares purchasable under the 2005 Option. Any shares remaining unvested under the 2005 Option after the date of such Change in Control will vest, and the Company’s repurchase right will lapse, in equal monthly installments over the subsequent 12 months. If such Change in Control occurs and you are subject to an Involuntary Termination within 12 months after such Change in Control, then you will vest in all of your shares under the 2005 Option such that you are then fully vested and the Company’s repurchase right will lapse as to all such shares. In the event of a Change in Control that does not result from a bona fide term sheet received within 60 days after December 1, 2005, Section 1 above will apply to the 2005 Option.
          3. Severance. Paragraph 5 of your offer letter dated July 20, 2001 (the “Offer Letter”) is hereby amended in its entirety to read as follows:
               “5. Severance Pay. If a Change in Control occurs while you remain employed with the Company and you are subject to a Constructive Termination within 12 months after that Change in Control, then the Company will pay you a lump sum severance benefit in an amount equal to your base salary for six months. If the Company terminates your employment for any reason other than Cause or permanent disability, and if the preceding sentence does not apply, then the Company will pay you a lump sum severance benefit in an amount equal to your base salary for six months and you will be vested in an additional number of shares under all of your Company options as if you had been employed for an additional six months. In either case, you will be entitled to continuation of coverage under the medical, dental, life and disability insurance programs maintained by Company to the extent such continuation thereunder is permitted under the terms of the insurance contracts governing such programs for a period of six months after the date of termination or Constructive Termination or, in the alternative, reimbursement for all premiums paid to maintain medical and dental coverage under the continuation coverage provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 for a period of six months after the date of termination or Constructive Termination. However, this Paragraph 5 will not apply unless you (a) have executed a general release (in a form prescribed by the Company) of all known and unknown claims that you may then have against the Company or persons affiliated with the Company and (b) have agreed not to prosecute any legal action or other proceeding based on those claims.”
Except as so modified, the Offer Letter shall remain in full force and effect.
          4. Definitions. For all purposes hereunder, the following terms shall be defined as specified below:

Mr. Mark Culhane
December 2, 2005

          A. “Cause” shall mean (a) any breach of the Proprietary Information and Inventions Agreement between you and the Company; (b) conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State or any crime involving moral turpitude; (c) your participation in any fraud against the Company; or (d) your intentional damage to any material property of the Company or other gross misconduct.
          B. “Change in Control” shall mean (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation, or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise.
          C. “Involuntary Termination” shall mean the termination of your Service by reason of: your involuntary discharge by the Company (or the Parent or Subsidiary employing you) for reasons other than Cause; or your voluntary resignation following the date that (i) you have been assigned to duties which reflect a material adverse change in your authority or responsibility with the Company or any successor, (ii) the annual rate of your base salary was reduced by the Company, or (iii) the Company has relocated your principal place of work by a distance of 35 miles or more.
          D. Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Company’s 1999 Equity Incentive Plan.
     5. Entire Agreement. This Agreement supersedes all prior agreements (whether verbal or written) between you and the Company relating to the subject matter of acceleration of vesting of option shares on an acquisition or other change in control of the Company, including (without limitation) the Prior Agreement. This Agreement supplements the Offer Letter with respect to your rights to severance benefits in connection with a termination of employment. Each of the option agreements evidencing Options granted to you shall remain in full force and effect except to the extent necessary to give effect to the terms of this Agreement.
     6. Miscellaneous. This Agreement shall be binding upon the Company, its successors and assigns (including, without limitation, the surviving entity or successor party resulting from the Change in Control) and shall be construed and interpreted under the laws of the State of California.

Mr. Mark Culhane
December 2, 2005

     Please indicate your acceptance of the foregoing by signing the enclosed copy of this letter and returning it to the Company.

Very truly yours, DemandTec, Inc.
By:	/s/ Dan Fishback
	Name:	Dan Fishback
	Title:	President & CEO

Accepted and Agreed to:
/s/ Mark Culhane
Mark Culhane
12/2/05
Date